                                     SCHEDULE 14A
                                    (RULE 14A-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement              / / Confidential, For Use of the
                                                  Commission Only (as Permitted
/ /  Definitive Proxy Statement                   by Rule 14a-6(e)(2))

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                               IMPCO Technologies, Inc.
       -----------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

       -----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         --------------------

     (2) Aggregate number of securities to which transaction applies:

         --------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                               ---------------------------------

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                                         ----------------------

     (5) Total fee paid:
                        -------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                -----------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                                      -------------------------

     (3) Filing Party:
                      ---------------------------------------------------------

     (4) Date Filed:
                    -----------------------------------------------------------

                               IMPCO TECHNOLOGIES, INC.


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of IMPCO Technologies, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of IMPCO Technologies, Inc. will be held at 1:30 p.m. local time on November 13, 1997 at the Sheraton Cerritos Hotel Towne Center, 12725 Center Court Drive, Cerritos, California 90703 for the following purposes:

     (1) To elect three directors for a term of three years;

     (2) To consider and vote upon a proposal to approve the 1997
         Incentive Stock Option Plan;

     (3) To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants; and

     (4) To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on September 18, 1997, will be entitled to notice of and to vote at the meeting and any adjournment thereof. The vote of each stockholder is important. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly.

                                  By Order of the Board of Directors,



                                  Dale L. Rasmussen
                                  Secretary

Cerritos, California
September ___, 1997

                               IMPCO TECHNOLOGIES, INC.

                                 16804 GRIDLEY PLACE
                              CERRITOS, CALIFORNIA 90703

                                   PROXY STATEMENT

                                   ________________



                            INFORMATION REGARDING PROXIES

     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of IMPCO Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, November 13, 1997, at 1:30 p.m. local time, at the Sheraton Cerritos Hotel Towne Center, 12725 Center Court Drive, Cerritos, California 90703, and any adjournment thereof.

     These proxy materials are being mailed to stockholders commencing on or about September ___, 1997. Expenses of solicitation of proxies will be paid by the Company. Solicitation will be by mail. There may be telegraph, telephone or personal solicitations by directors, officers, and employees of the Company which will be made without paying them additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

     If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, it will be voted (i) for all of the nominees for the Company's Board of Directors listed in this Proxy Statement, (ii) for approval of the 1997 Incentive Stock Option Plan, and (iii) for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants. If other matters come before the meeting, it will be voted in accordance with the best judgment of the persons named as proxies in the enclosed proxy. Execution of the proxy will not in any way affect a stockholder's right to attend the meeting or prevent voting in person. A proxy may be revoked at any time by delivering written notice to the Secretary of the Company before it is voted.

     Only stockholders of record at the close of business on September 18, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of shares of Common Stock and 1993 Series 1 Preferred Stock representing one-third of the outstanding voting rights of the stockholders entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

                              I.  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, each consisting of three Directors, with the three classes serving staggered three-year terms. The Directors elected at the Annual Meeting will be elected for three-year terms. Each Director will hold office until the first meeting of stockholders immediately following expiration of his term of office and until his successor is qualified and elected.

     Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

     Directors are elected by a plurality of the votes cast by the holders of the Common Stock and the 1993 Series 1 Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for or against the nominees and will be excluded from the vote.

                             INFORMATION ABOUT DIRECTORS
                              AND NOMINEES FOR ELECTION

     The names and ages of the nominees and the other Directors, the year in which each first became a director of the Company, their principal occupations and certain other information are as follows:

                   NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2000

     PETER B. BENSINGER, age 61, has been a Director since March, 1995. He has been the President and CEO of Bensinger, DuPont & Associates, a consulting firm providing consulting, training and employee assistance programs, since 1982. Mr. Bensinger served as Administrator of the U.S. Drug Enforcement Administration from January 1976 to July 1981.

     RAWLEY F. TAPLETT, age 76, has been a Director of the Company since May 1978, and serves as Chairman of the Board. He is the founder and owner of R.F. Taplett Fruit and Storage Company, a grower, packer and marketer of fruit, primarily apples. He is also the principal shareholder, and officer and director, of Whitestone Orchards, Inc., which owns and operates apple orchards.

     DOUGLAS W. TOMS, age 67, is the Chairman of the Executive Committee and has been a Director of the Company since October 1980. He served as President and Chief Executive Officer of the Company from October 1980 to April 1989. Since April 1989, Mr. Toms has been a consultant to American Honda Motor Company, Inc.

                      DIRECTORS WHOSE TERMS CONTINUE UNTIL 1998

     V. ROBERT COLTON, age 67, has been a Director since March 1989.
Mr. Colton is a retired dentist and has engaged in real estate investment and development activities for a number of years.

     PAUL MLOTOK, age 56, has been a Director since April 1997. He has been a principal with Global Business Network (GBN), a consulting firm specializing in strategy development particularly in the energy and natural resources industries, since June 1995. Prior to joining GBN, Mr. Mlotok was an oil analyst at Morgan Stanley & Co.

     ROBERT M. STEMMLER, age 62, has been a Director since May 1993, and became the President and Chief Executive Officer of the Company on July 1, 1993. He was a full-time consultant to the Company from December 1992 until becoming President and CEO. From 1988 until December 1992, Mr. Stemmler was the Chief Operating Officer of Sargent Fletcher Company, a manufacturer of fuel tanks, aerial refueling systems and specialty mission equipment for military aircraft. He was the General Manager of IMPCO Technologies, Inc. from 1982 to 1985.

                      DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999

     NORMAN L. BRYAN, age 56, has been a Director since November 1993. He was employed by Pacific Gas and Electric Company until his retirement in 1994.
Mr. Bryan was Vice President, Marketing from February 1993 until December 1994, and was Vice President, Clean Air Vehicles from February 1991 to February 1993.

     DON J. SIMPLOT, age 62, has been a Director since May 1978. He is the President of Simplot Industries, Inc., which is engaged in agricultural enterprises, and a Vice President of J.R. Simplot Company, which is also engaged in agricultural enterprises. Mr. Simplot is a Director of Micron Technology, Inc., a designer and manufacturer of semiconductor memory components primarily used in various computer applications.

                  MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended April 30, 1997, there were three meetings of the Board of Directors. Each Director attended at least 75% of the total number of meetings of the Board of Directors and committees on which the Director served, with the exception of V. Robert Colton.

     Members of the Executive Committee are Douglas W. Toms, Chair, Peter B. Bensinger, Robert M. Stemmler and Rawley F. Taplett. The Executive Committee has the authority to exercise all of the authority of the Board of Directors, except that it may not recommend to the stockholders proposals to be approved by the stockholders, amend the Bylaws, or amend the Certificate of Incorporation. The Executive Committee did not meet during the fiscal year ended April 30, 1997.

     Members of the Audit Committee are Norman L. Bryan, Chair, and Douglas W. Toms. The Audit Committee reviews with the Company's independent auditors the scope, results and costs of the annual audit and the Company's accounting policies and financial reporting. The Audit Committee met two times during the fiscal year ended April 30, 1997.

     Members of the Compensation Committee are Douglas W. Toms, Chair, Don J. Simplot and Rawley F. Taplett. The function of the Compensation Committee is to consider and propose executive compensation policies and submit to the Board of Directors reports recommending compensation to be paid to the Company's executive officers. The Compensation Committee met once during the fiscal year ended April 30, 1997.

     Members of the Strategic Planning Committee are Peter B. Bensinger,
Chair, Norman L. Bryan, Robert M. Stemmler and Douglas W. Toms. This committee is responsible for developing long-term strategic planning for consideration by the Board of Directors. The Strategic Planning Committee met two times during the fiscal year ended April 30, 1997.

     The Board of Directors does not have a standing nominating committee.

     Edwin J. Schneebeck served as a Director until his death on July 28, 1997. He was Vice Chairman of the Board of Directors and a member of the Executive, Audit and Compensation Committees.

                              COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Company is paid an attendance fee of $1,000 plus out-of-pocket expenses for each Board or Committee meeting attended. In addition, the Chairman and Vice-Chairman of the Board of Directors are each paid an annual retainer of $50,000 plus reimbursement of out-of-pocket expenses, and provided an auto allowance of $1,000 per month. The Company provides medical insurance for the Chairman of the Executive Committee.

     A total of 290,000 options have been granted to Directors under the 1993 Stock Option Plan for nonemployee Directors, of which 240,000 are held by Messrs. Bensinger, Bryan, Colton, Moltok, Simplot, Taplett and Toms. The remaining 50,000 options are held by the estate of a deceased Director. 60,000 options were available for future grants as of April 30, 1997. Option exercise prices are the higher of (i) the average market value of the stock for the 15 trading days following the date of grant and (ii) the market value on the fifteenth trading day following the date of grant. Options are not assignable and vest cumulatively at the rate of 25% annually, beginning on the first anniversary date of grant. However, if a Director dies, becomes disabled or retires at age 62 or later, then options vest at the rate of 25% for each full calendar year in which optionee served as a Director of the Company. Options must be exercised while a Director or within three months following termination as Director, unless termination results from death or disability, in which case options may be exercised during the one-year period following termination. In no event may options be exercised more than ten years after date of grant.

                                  VOTING SECURITIES

     Stockholders eligible to vote at the Annual Meeting are those of record at the close of business on September 18, 1997. The voting securities of the Company consist of Common Stock and 1993 Series 1 Preferred Stock. At August 29, 1997, 5,814,587 shares of Common Stock and 5,950 shares of 1993 Series 1 Preferred Stock were outstanding.

     Each outstanding share of Common Stock is entitled to one vote on all matters to be presented at the meeting. Each share of 1993 Series 1 Preferred Stock is also entitled to vote on all such matters and is entitled to the number of votes equal to the number of full shares of Common Stock into which it was convertible on the record date. On that date, each share of 1993 Series 1 Preferred Stock was convertible into the number of shares of Common Stock that results from dividing $1,000 by a conversion price of $5.30 per share, or 188 votes.

                        OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                     COMMON STOCK

     The following table sets forth information as of August 29, 1997, with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his or her name.

    NAME AND ADDRESS                   AMOUNT AND NATURE OF           PERCENT
    OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP           OF CLASS
    -------------------                --------------------           --------

    Estate of Edwin J. Schneebeck          1,361,451(1)                21.02%
      P.O. Box 5245
      Tacoma, WA  98405

    Rawley F. Taplett                        615,340(2)                 9.72%
      P.O. Box 2188
      Wenatchee, WA  98801

    Timothy J. Schneebeck                    445,601                    7.59%
      P.O. Box 5245
      Tacoma, WA  98405

    Mary Chichester                          356,644(3)                 5.96%
      714 East 48th Street
      Tacoma, WA  98404

    -------------------------

    (1) Includes 50,000 shares subject to options under Directors Stock Option Plan and 613,671 shares subject to conversion rights under 3,250 shares of 1993 Series 1 Preferred Stock.

    (2) Includes 50,000 shares subject to options under the Directors Stock Option Plan and 169,940 shares subject to conversion rights under 900 shares of 1993 Series 1 Preferred Stock.
    (3)   Includes 166,666 shares subject to a presently exercisable warrant.

                                   PREFERRED STOCK

    The following table sets forth information as of August 29, 1997, with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding 1993 Series 1 Preferred Stock. Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

       NAME OF                         AMOUNT AND NATURE OF           PERCENT
    BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP           OF CLASS
    ----------------                   --------------------           --------

    Estate of Edwin J. Schneebeck              3,250                   54.62%
      P.O. Box 5245
      Tacoma, WA  98405

    Don J. Simplot                               900                   15.13%
      P.O. Box 27
      Boise, ID  83707

    Rawley F. Taplett                            900                   15.13%
      P.O. Box 2188
      Wenatchee, WA  98801

    Douglas W. Toms                              450                    7.56%
      2001 Lakewood
      Olympia, WA  98501

    Dale L. Rasmussen                            450                    7.56%
      28833 228th Avenue S.E.
      Kent, WA  98042                          -----                   ------
                                               5,950                  100.00%

                               OWNERSHIP OF MANAGEMENT

    The following table sets forth information as of August 29, 1997, as to the number of shares of Common Stock and 1993 Series 1 Preferred Stock beneficially owned by (i) each Director, (ii) the executive officers named in the Summary Compensation Table and (iii) all Directors and executive officers as a group. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

  TITLE OF    NAME OF BENEFICIAL                    AMOUNT AND NATURE OF
  CLASS       OWNER                                 BENEFICIAL OWNERSHIP      PERCENT OF CLASS
  --------    ------------------                    --------------------      ----------------
  Common      Peter B. Bensinger                           57,833(1)                  *

  Common      Norman L. Bryan                              13,500(1)                  *

  Common      V. Robert Colton                            146,666(2)                2.51%

  Common      Thomas M. Costales                            6,000(3)                  *

  Common      Syed Hussain                                 12,000(4)                  *

  Common      Paul Mlotok                                     -0-                    -0-

  Common      Dale L. Rasmussen                           163,901(5)                2.74%

  Common      Hans Roehricht                                5,833(6)                  *

  Common      Don J. Simplot                              283,241(7)                4.72%

  Common      Robert M. Stemmler                          105,754(8)                1.79%

  Common      Rawley F. Taplett                           586,732(9)                9.72%

  Common      Douglas W. Toms                             240,635(10)               4.04%

  Common      All executive officers and
              directors as a group (12 persons)         1,434,361                     22%

  Preferred   See "Ownership of Certain
              Beneficial Owners - Preferred
              Stock" for ownership of 1993
              Preferred Stock

              All executive officers and
              directors as a group (12 persons)             2,700                  45.38%


-------------------------------
*   Less than 1%

(1) Includes 12,500 shares subject to options under Directors Stock Option
    Plan.

(2)  Includes 30,000 shares subject to options under Directors Stock Option
     Plan.

(3)  Includes 6,000 shares subject to options under Incentive Stock Option
     Plan.

(4)  Includes 12,000 shares under Incentive Stock Option Plan.

(5) Includes 25,000 shares subject to options under the Incentive Stock Option Plan, 52,714 shares subject to options under the 1991 Executive Stock Option Plan and 84,970 shares subject to conversion rights under 450 shares of 1993 Series 1 Preferred Stock.

(6)  Includes 5,833 shares under the Incentive Stock Option Plan.

(7) Includes 17,500 shares subject to options under Directors Stock Option Plan and 169,940 shares subject to conversion rights under 900 shares of 1993 Series 1 Preferred Stock.

(8) Includes 105,000 shares subject to options under the Incentive Stock Option Plan.

(9) Includes 50,000 shares subject to options under Directors Stock Option Plan and 169,940 shares subject to conversion rights under 900 shares of 1993 Series 1 Preferred Stock.

(10) Includes 50,000 shares subject to options under Directors Stock Option Plan and 84,970 shares subject to conversion rights under 450 shares of 1993 Series 1 Preferred Stock.

                                  EXECUTIVE OFFICERS

     The following are the executive officers of the Company. Executive officers are elected by the Board of Directors. For information concerning Common Stock and 1993 Series 1 Preferred Stock beneficially owned by the executive officers, see "Ownership of Management."

     ROBERT M. STEMMLER. See description under "Election of Directors - Information About Directors and Nominees for Election."

     DALE L. RASMUSSEN, age 47, has been the Senior Vice President and Secretary since June 1989. He joined the Company in 1984 as Vice President of Finance and Administration.

     SYED HUSSAIN, age 44, has been Vice President of Technology and Automotive OEM Operations since November 7, 1996. Mr. Hussain joined the Company in 1993 and held various positions with the Company before becoming a Vice President.

     HANS J. ROEHRICHT, age 56, has been Vice President of Gaseous Fuel
Products since November 1996. Mr. Roehricht joined the Company in 1990 and held various positions with the Company before becoming a Vice President.

     THOMAS M. COSTALES, age 50, has been the Treasurer and Chief Financial Officer of the Company since March 1995. From September 1993 until joining the Company, he was Vice President and Controller of the Omnifax division of Danka Industries, Inc. He held a similar position with Omnifax's predecessor, Telautograph Corporation, from 1987 until it was acquired by Danka Industries.

                          COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer and the Company's four other most highly compensated executive officers.

                              SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                           ANNUAL COMPENSATION               AWARDS
                                                           -------------------               ------
                                                                                           SECURITIES
                                                                                           UNDERLYING
               NAME AND                   FISCAL         SALARY             BONUS            OPTIONS           ALL OTHER
          PRINCIPAL POSITION               YEAR         ($) (1)              ($)           (IN SHARES)        COMPENSATION
          ------------------              ------         ------             -----          -----------        ------------
      Robert M. Stemmler                   1997         $197,917         $  62,600           58,535(2)         $31,181(3)
      President and Chief                  1996          198,000            61,500           20,000(2)          25,878
      Executive Officer                    1995          178,083            53,625           50,000(2)          25,872

      Dale L. Rasmussen                    1997         $ 92,000         $  12,000           12,000(2)         $16,170(4)
      Senior Vice President                1996           93,416            13,000             -0-              14,865
      and Secretary                        1995           89,083            15,000             -0-              15,122

      Syed Hussain                         1997         $108,333         $  27,900           17,000(2)         $10,900(5)
      Vice President of Technology and     1996           94,385            23,000            3,000(2)           9,400
      Automotive OEM Operations            1995           83,267            17,000             -0-               9,400

      Hans Roehricht                       1997         $109,167         $  24,300           11,035(2)         $15,793(6)
      Vice President of Gaseous Fuel       1996          101,538            17,000            2,500(2)          13,990
      Products                             1995           89,725            22,000             -0-              13,706

      Thomas M. Costales                   1997         $104,188         $  30,600            7,048(2)         $17,355(7)
      Treasurer and Chief                  1996          101,755            17,300             -0-              15,249
      Financial Officer                    1995           16,667             3,000           12,000(2)           2,000


-------------------------
(1) Includes amounts deferred by executive officers pursuant to the IMPCO Employee Savings Plan and Deferred Compensation Plan.

(2) Options under Incentive Stock Option Plans.

(3) Group term life insurance premium of $16,340, Christmas bonus of $1,000, automobile allowance of $12,000 and Company's contribution of $2,841 pursuant to the IMPCO Employee Savings Plan.

(4) Group term life insurance premium of $1,073, Company's contribution of $2,097 pursuant to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and auto allowance of $12,000.

(5) Christmas bonus of $1,000 and automobile allowance of $9,900.

(6) Group life insurance premium of $2,303, Company's contribution of $2,590 to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and auto allowance of $9,900.

(7) Group term life insurance premium of $1,913, Company's contribution of $2,442 pursuant to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and automobile allowance of $12,000.

                         OPTIONS GRANTED IN FISCAL YEAR 1997

    The following table provides information with respect to options granted during the last fiscal year.

                                                  INDIVIDUAL GRANTS
                                  -------------------------------------------------
                                  NUMBER OF      % OF TOTAL
                                  SHARES         OPTIONS
                                  UNDERLYING     GRANTED TO        EXERCISE
                                  OPTIONS        EMPLOYEES         PRICE PER   EXPIRATION
               NAME               GRANTED (1)    IN FISCAL YEAR    SHARE          DATE
               ----               -----------    --------------    ---------   ----------
         Robert M. Stemmler          35,000            28%          $7.63       11/22/06
         Robert M. Stemmler              35             0%           8.75       01/02/07
         Robert M. Stemmler          23,500            16%           6.25       11/07/06
         Dale L. Rasmussen           12,000             8%           6.25       11/07/06
         Syed Hussain                 5,000             3%           7.63       11/22/06
         Syed Hussain                12,000             8%           6.25       11/07/06
         Hans J. Roehricht            5,000             3%           7.63       11/22/06
         Hans J. Roehricht               35             0%           8.75       01/02/07
         Hans J. Roehricht            6,000             4%           6.25       11/07/06
         Thomas M. Costales           5,000             3%           7.63       11/22/06
         Thomas M. Costales              48             0%           8.75       01/02/07
         Thomas M. Costales           2,000             1%           6.25       11/07/06


                                 POTENTIAL REALIZABLE
                               VALUE AT ASSUMED ANNUAL
                                 RATES OF STOCK PRICE
                           APPRECIATION FOR OPTION TERM (2)

               NAME                           5%           10%
               ----                        -------       -------
         Robert M. Stemmler               $260,499      $660,181
         Dale L. Rasmussen                  47,164       119,533
         Thomas M. Costales                 31,115        81,389
         Syed Hussain                       71,156       180,333
         Hans J. Roehricht                  47,766       121,053

-------------------
(1) Material terms of options granted under the 1996 Incentive Stock Option Plan are as follows: Options are granted at the fair market value of the Common Stock on the date of grant and vest cumulatively at the rate of 40% after the first two years following the date of the grant and 20% each year thereafter so that the employee is 100% vested after five years. However, if employment terminates due to death or disability, retirement at or after age 62, or termination without cause, then options vest at the rate of 25% for each full calendar year of employment. Options may be exercised only while an optionee is employed by the Company, or within three months following termination of employment. However, if termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after date of grant.

(2) Based on ten-year option term and annual compounding at rates shown. The dollar amounts under these columns are the results of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock. No gain to optionees is possible without stock price appreciation, which will benefit all stockholders on a commensurate basis.

                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                                         AND
                            FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to exercise of options during the last fiscal year and value of unexercised options at the end of fiscal year 1997.

                                                          NUMBER OF         VALUE OF UNEXERCISED
                                                         UNEXERCISED           IN-THE-MONEY
                           SHARES                     OPTIONS (IN SHARES)         OPTIONS
                          ACQUIRED                    AT FISCAL YEAR-END    AT FISCAL YEAR-END(1)
                              ON                      ------------------    ---------------------
                          EXERCISE   VALUE REALIZED      EXERCISABLE/           EXERCISABLE/
         NAME               (#)            ($)          UNEXERCISABLE          UNEXERCISABLE
         ----             --------   --------------     -------------          -------------
    Robert M. Stemmler      -0-            -0-          82,500/116,035        $69,025/162,136
    Dale L. Rasmussen       -0-            -0-           77,714/12,000        $467,554/40,560
    Thomas M. Costales      -0-            -0-            6,000/13,048          $3,780/20,582
    Syed Hussain            -0-            -0-            9,000/23,000         $20,880/61,270
    Hans J. Roehricht       -0-            -0-            5,833/13,535         $21,174/33,436

----------------------------------------
(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on April 30, 1997 ($9.63) and the exercise price of the options.

                                 EMPLOYMENT AGREEMENT

    The Company entered into an Employment Agreement with Robert M. Stemmler which provides for two consecutive twelve month periods of employment as the President and Chief

Executive Officer, commencing April 1, 1997. It is subject to certain termination events, which include Mr. Stemmler's resignation and the Company's right to terminate him with or without cause upon payment of lump sum equal to 100% in the first term and 75% in the second term, respectively, of base salary, plus certain incentive compensation and payment of benefits for a period following termination. The Employment Agreement requires payment of an annual base salary of $230,000, and payment of incentive compensation under the Company's Bonus Incentive Plan.

                            COMPENSATION COMMITTEE REPORT
                              ON EXECUTIVE COMPENSATION

    The following report on executive compensation is furnished by the Board of Directors. In fiscal year 1997, as in prior years, the nonmanagement members of the Board of Directors determined the compensation to be paid to the executive officers. An Employment Agreement with Robert M. Stemmler was in effect during the fiscal year. See "Employment Agreement."

                            FISCAL YEAR 1997 COMPENSATION

                               COMPENSATION PHILOSOPHY

    Compensation of the executive officers is designed to link compensation directly to the Company's growth and financial performance. Compensation consists of base compensation, a Bonus Incentive Plan and options under Incentive Stock Option Plans. The objective of these three elements, taken together, is to provide reasonable base compensation and to retain, recognize and reward superior performance. The compensation philosophy also ensures that the Company provides a comprehensive compensation package that is competitive in the marketplace.

                                 BONUS INCENTIVE PLAN

    The Company has a Bonus Incentive Plan which includes a bonus incentive plan for the chief executive officer and a bonus incentive pool for the executive officers and staff. These bonus plans have two components: A "revenue portion" which is based upon the percentage increase of the Company's gross revenues to the extent gross revenues exceed 110% of the prior fiscal year gross revenues, and an "earnings before interest and taxes (EBIT) portion" which is based upon the incremental growth in EBIT over the prior fiscal year. The minimum bonus payable to the chief executive officer is 1.5% of the current fiscal year's EBIT and the maximum bonus is 75% of current salary. The minimum bonus pool for the other executive officers and staff is 4% of the current fiscal year's EBIT and the maximum bonus pool is 50% of their current aggregate salaries.

                              DEFERRED COMPENSATION PLAN

    The Board of Directors has adopted a Deferred Compensation Plan to provide a select group of management or highly compensated employees and Directors with the opportunity to participate in a deferred compensation program. Under the program, participants may defer up to 100% of their base compensation and bonuses earned. The Company is required to make certain matching contributions, a portion of which is to be in the form of options to purchase the Company's Common Stock granted under the 1996 Incentive Stock Option Plan and a portion in shares of the Company's Common Stock, subject to vesting provisions. The options are to be granted on the first day of each calendar year during which the Company's Common Stock is traded and the exercise price for such options shall be equal to the closing price on the Nasdaq National Market or such stock exchange on the first trading day of such calendar year. The program is not qualified under Section 401 of the Internal Revenue Code. The Company will pay participants in the program, upon retirement or termination of employment, an amount equal to the amount of deferred compensation plus investment returns and vested shares of the Company's Common Stock.

                                   CEO COMPENSATION

    Robert M. Stemmler served as chief executive officer pursuant to an Employment Agreement which had a term ending March 31, 1997. Pursuant to that Employment Agreement, he was paid a base salary at an annual rate of $190,000. Effective April 1, 1997, the Company entered into a new Employment Agreement pursuant to which he is being paid a base salary at an annual rate of $230,000.

    In addition to the base salary, Mr. Stemmler is eligible for an annual cash bonus under the Bonus Incentive Plan during each fiscal year. Mr. Stemmler's bonus for fiscal year 1997 was the minimum bonus payable under the Bonus Incentive Plan.

    As longer term compensation, options were granted to purchase 58,535 shares of Common Stock under the Company's Incentive Stock Option Plans. In addition, under the April 1, 1997 Employment Agreement, Mr. Stemmler will be granted options to purchase 150,000 shares of Common Stock under the Company's Incentive Stock Option Plans and to purchase an additional 50,000 shares of Common Stock if the trading price of the Common Stock reaches a targeted price during fiscal year 1998. The options are intended to induce Mr. Stemmler's continued employment, allow him to participate in the ownership of the Company, and provide further long-term incentive to advance the interest of the Company and increase the value of the Company's Common Stock.

                               OTHER EXECUTIVE OFFICERS

    In reviewing and approving base salaries for the executive officers, the Compensation Committee relies on independent industry surveys to assess the Company's salary competitiveness and salary range for each position. Base salary is based upon individual performance, experience, competitive pay practices and level of responsibilities. Base salaries in fiscal year 1997 reflected the Committee's determination of compensation levels required to remain competitive, given each executive officer's performance, the Company's performance and the competitive environment for executive talent. The purpose of stock options is to induce selected, key employees of the Company to remain employed with the Company, to participate in the ownership of the Company, to advance the interests of the Company and to increase the value of the Company's Common Stock. In fiscal year 1997, the executive officers' bonuses under the Bonus Incentive Plan were at the minimum level payable under the Plan.

    The foregoing report was made by the members of the Compensation Committee.


                                       Douglas W. Toms, Chair
                                       Edwin J. Schneebeck
                                       Don J. Simplot
                                       Rawley F. Taplett

                            COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Stock Index over the same period (assuming the investment of $100 and reinvestment of all dividends).




                                   [Graph to Come]

                                                           Nasdaq
              Value at                                     Trucking
              April 30       AirSensors      Nasdaq        Transportation
              --------       ----------      ------        --------------

              1992           100.0           100.0            100.0
              1993           136.7           120.4            112.1
              1994           283.3           128.0            126.9
              1995           226.7           148.8            127.0
              1996           223.3           212.1            150.6
              1997           206.7           224.5            147.4


                  II.  APPROVAL OF 1997 INCENTIVE STOCK OPTION PLAN

    The Board of Directors adopted the 1997 Incentive Stock Option Plan (the "Plan") subject to stockholder approval. It is similar to the 1989 and 1996 Incentive Stock Option Plans and was adopted because of the small number of options remaining available for grant under those two plans. The Board of Directors believes that use of stock options is desirable as an effective means of securing to the Company and its stockholders the advantages of the incentive inherent in stock ownership by participating employees, whose judgment, initiative and efforts are important to the Company for the successful conduct of its business. Stockholder approval of the Plan will enable the Company to continue incentive stock option programs for employees of the Company and provide the flexibility to make stock-based incentive compensation awards.

    The Plan is set forth in full as Exhibit A to this Proxy Statement and reference is made thereto for a complete statement of its terms and provisions. The principal features of the Plan are discussed below.

DESCRIPTION OF THE PLAN

    The Plan is administered by the Board of Directors, which has the authority to appoint a Stock Option Committee consisting of not less than three Directors and delegate administration to the Committee. It determines the employees to be granted options and the amount of stock options to be awarded to employees. Employees, including officers, of the Company and its subsidiaries are eligible to receive options. The total number of shares of Common Stock which may be issued pursuant to options under the Plan is 750,000. As of the date of this Proxy Statement, options for 705,000 shares under the Plan have been granted, subject to approval of the Plan by the stockholders.

    The Plan provides for options which qualify as "incentive stock options" as defined under the Internal Revenue Code. The option price must be at least equal to the fair market value of the Company's Common Stock on the date of grant. Options are not assignable except by will or the laws of decent and distribution. Options vest and are exercisable cumulatively (i) as to 40% of the total number of shares initially subject to the option, 24 months following the date of grant of such option, and (ii) as to 20% of the total number of shares initially subject the option, once during each 12-month period thereafter, so that 60 months following the date of grant such options are fully vested and exercisable. An optionee may exercise an option only while an employee of the Company or one of its subsidiaries, or within three months following the termination of such employment. If an optionee becomes disabled or dies while in the employ of the Company or a subsidiary, the option may be exercised within one year of the optionee's death or termination due to disability. In no event may an option be exercised more than ten years after the date of grant. The option price may be paid in cash or by the surrender of shares of the Company's Common Stock owned by the employee exercising the option and having a fair market value on the date of exercise equal to the option price, or in any combination of cash and shares equal to the option price.

    The Plan does not limit the aggregate number of shares which may be optioned to any one employee or in any single year. However, the maximum value of grants that vest in a calendar year is limited to $100,000 for each employee. The Plan provides for appropriate adjustment of the number of shares available for issuance under the Plan, including the number of shares subject to outstanding options and the purchase price thereof, in the event of reorganizations, stock splits, combinations of shares, stock dividends or other recapitalizations of the Company.

    When an option expires or terminates for any reason, the number of unexercised or forfeited shares subject to the option may again become available for grant under the Plan. The Plan will terminate on May 22, 2007. The Board of Directors may at any time amend, suspend or discontinue the Plan, except that no amendment may be made without the approval of the stockholders which would increase the number of shares subject to the Plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the Plan from the Board of Directors or the Stock Option Committee or materially increase the benefits accruing to participants under the Plan.

FEDERAL INCOME TAX EFFECTS

    An optionee realizes no taxable income upon either a grant or the exercise of an option. If the optionee makes a disposition of the stock acquired upon exercise of the option within two years from the date of grant or within one year from the date of exercise (disqualifying disposition), the difference between the option price and the fair market value on the date of exercise (not to exceed the gain recognized on the sale) will be taxed at ordinary income rates and any gain in excess of such amount will be a long-term or short-term capital gain, depending on the length of time the stock was held by the optionee. If the optionee sells the stock acquired upon exercise of the option more than one year after the date of exercise and more than two years after the date of grant, the difference between the option price and the sales price will be taxed as long-term capital gain or loss. The spread between the option price and the fair market value of the stock on the date of exercise will be classified as an item of tax preference for purposes of computing the alternative minimum tax.

    The Company has no tax deduction with respect to the grant or exercise of an option or the sale of stock acquired pursuant to an option under the 1997 Plan, except to the extent that an employee recognizes ordinary income upon a disqualifying disposition of such stock.

APPROVAL OF THE PLAN

    Approval of the Plan requires the affirmative vote of the holders of the Common Stock and 1993 Series 1 Preferred Stock representing a majority of the voting rights of the stockholders present in person or by proxy at the Annual Meeting. Broker non-votes will not be counted for purposes of determining whether the Plan has been approved or disapproved. Abstentions will be counted in determining the number of votes required to approve or disapprove the Plan. Accordingly, an abstention by a stockholder voting in person or by proxy has the legal effect as voting against approval of the Plan.

                    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
             A VOTE FOR APPROVAL OF THE 1997 INCENTIVE STOCK OPTION PLAN


                   III.  APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP has audited the Company's financial statements for the fiscal years ended April 30, 1988 through 1997.

    The Board of Directors has selected Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending April 30, 1998. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the selection to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the selection of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the selection of Ernst & Young LLP by a majority vote, the selection of independent public accountants will be considered by the Board of Directors, although the Board of Directors would not be required to select different independent public accountants for the Company. The Board of Directors retains the power to select another firm as independent public accountants for the Company to replace a firm whose selection was ratified by the stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 1998 AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during fiscal year 1997 all officers, directors and greater than 10% beneficial owners were complied with the Section 16(a) filing requirements, except one Form 4 was filed late by each of Rawley F. Taplett (two transactions) and Dale L. Rasmussen (one transaction), and two Form 4's were filed late by each of Robert M. Stemmler (one transaction), Thomas M. Costales (one transaction) and Syed Hussain (one transaction).

                              PROPOSALS OF STOCKHOLDERS

    In order for proposals of stockholders to be included in the proxy materials for presentation at the 1998 Annual Meeting of Stockholders, such proposals must be received by the Corporate Secretary no later than May ___, 1998.

                                  OTHER INFORMATION

    The 1997 Annual Report of the Company for the fiscal year ended April 30, 1997 was mailed to stockholders prior to or together with the mailing of this Proxy Statement. Stockholders who did not receive a copy of the 1997 Annual Report with their Proxy Statement may obtain a copy by writing to or calling Dale L. Rasmussen, Secretary, IMPCO Technologies, Inc., 708 Industry Drive, Seattle, Washington 98188; telephone number (206) 575-1594.

                                    OTHER BUSINESS

    As of the date of this Proxy Statement management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

                                       By Order of the Board of Directors,


                                       Dale L. Rasmussen
                                       Secretary

Cerritos, California
September ___, 1997

                                   AIRSENSORS, INC.

                           1997 INCENTIVE STOCK OPTION PLAN



    PURPOSE OF THE PLAN. The purpose of this Incentive Stock Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company and to promote the success of the Company's business. It is intended that options issued pursuant to this Incentive Stock Option Plan constitute "incentive stock options" within the meaning of Section 422 of the Code.

    1.   DEFINITIONS.  As used herein, the following definitions shall apply:

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means the Company's common stock, par value $.001 per share.

         "COMPANY" means AirSensors, Inc., a Delaware corporation.

         "COMMITTEE" means the Committee appointed by the Board in accordance with SECTION 3(a) of the Plan.

         "EMPLOYEE" means any person employed by the Company or any Subsidiary of the Company which now exists or is hereafter organized or is acquired by the Company.

         "IMPCO" means IMPCO Technologies, Inc., a Delaware corporation.

         "OPTION" means a stock option granted pursuant to the Plan.

         "OPTIONEE" means a person who holds an Option.

         "PLAN" means this 1997 Incentive Stock Option Plan.

         "SUBSIDIARY" means a corporation of which more than 50% of the voting shares are held directly by the Company or directly and indirectly by the Company and one or more Subsidiaries, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

    2. STOCK SUBJECT TO THE PLAN. Subject to SECTION 10, the maximum number of shares which may be optioned and sold under the Plan is 750,000 shares of Common Stock.

    If an Option should expire or become unexercisable in whole or in part for any reason, the remaining shares of Common Stock which were subject to the Option shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

    3.   ADMINISTRATION OF THE PLAN.

         (a) PROCEDURE. The Plan shall be administered by the Board or, as determined by the Board, a Committee appointed by the Board. The Committee shall consist of not less than three members of the Board and shall administer the Plan subject to such terms and conditions as the Board may prescribe. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine.

    Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of Options to him.

    As used in the Plan and in any Option, the term "Board" shall refer to the Board, or the Committee if a Committee has been appointed.

         (b) POWERS OF THE BOARD/COMMITTEE. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information, the fair market value of the Common Stock;
(ii) to determine the exercise price per share of Options to be granted, which price shall in no event be less than the fair market value per share of Common Stock on the date of grant of the Option, or 110% of such fair market value in the case of any Option granted to an Employee who, immediately before the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of its parent or Subsidiaries; (iii) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) except as otherwise provided in this Plan, to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (vii) to accelerate the vesting or exercise date of any Option; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option granted by the Board; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

    All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option. If the Board has appointed a Committee, the actions of the Committee shall be reported to the Board.

    4. ELIGIBILITY. Options may be granted only to Employees. An Employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

    No Option may be granted to an Optionee under the Plan if, as the result of such grant, the aggregate fair market value (determined as of the time each Option is granted) of the shares of Common Stock for which such Optionee has been granted options which are exercisable for the first time by such Optionee during any calendar year (under all incentive stock option plans of the Company) would exceed $100,000.

    The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment at any time.

    5. TERM OF PLAN. Subject to SECTION 16, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten
(10) years from the effective date unless sooner terminated under SECTION 12.

    6. TERM OF OPTION. Except as otherwise provided in SECTIONS 8 AND 10, the term of each Option shall be for ten (10) years from the date of grant thereof unless otherwise determined by the Board when granting an Option and set forth in an Optionee's option agreement, except that the term of each Option granted to an employee who, immediately before such Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of its parent or Subsidiaries shall be for not more than five (5) years from the date of grant thereof. Subject to the foregoing, the term of each Option shall be determined by the Board.

    7.   OPTION PRICE AND CONSIDERATION.

         (a) The price for the shares of Common Stock to be issued pursuant to an Option shall be such price as is determined by the Board, but shall in no event be less than the fair market value per share of the Common Stock on the date of grant of the Option. In the case of an Option granted to an Employee who, immediately before the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the

Company or of its parent or Subsidiaries, the price shall be not less than 110% of the fair market value per share of such Common Stock. The fair market value shall be determined by the Board in its discretion; PROVIDED, that if there is a public market for the Common Stock, the fair market value shall be (i) the closing sale price as of the date of grant on the Nasdaq National Market or, if the Common Stock is traded on a stock exchange, the closing sale price as of the date of grant on the principal stock exchange on which such stock is traded, and
(ii) the mean of the reported closing bid and ask prices for the Common Stock as of the date of grant if the Common Stock is not traded as provided in clause
(i).

         (b) The consideration to be paid for the Common Stock to be issued upon exercise of an Option, and the method of payment, shall be determined by the Board and may consist of cash or any other consideration and method of payment for the issuance of common stock which is permitted under the Delaware Corporation Law and complies with other applicable laws and regulations (including but not limited to, applicable federal tax and federal and state securities laws and regulations).

    8.   VESTING AND EXERCISE OF OPTIONS.

         (a) VESTING AND EXERCISE OF OPTIONS WHILE AN EMPLOYEE. Unless otherwise determined by the Board when granting an Option and set forth in an Optionee's option agreement, each Option held by an Optionee shall vest and shall be exercisable at any time so long as such Optionee continues to be an Employee, cumulatively, (i) as to forty percent (40%) of the total number of shares subject to such Option, twenty-four (24) months following the date of grant of such Option, and (ii) as to twenty percent (20%) of the total number of shares subject to such Option, once during each twelve (12) month period commencing on the third and each subsequent anniversary date of the grant of such Option, so that sixty (60) months following the date of the grant of each Option one hundred percent (100%) of the shares subject to such Option may be purchased by exercise of the Option.

         (b) VESTING OF OPTIONS UPON RETIREMENT. Unless otherwise determined by the Board when granting an Option and set forth in an Optionee's option agreement, all Options held by an Optionee who retires at age 62 or older and was continuously an Employee for five (5) years immediately preceding retirement which are not vested as provided in SECTION 8(a) shall immediately vest upon such Optionee's retirement and be exercisable as provided in SECTION 8(c).

         (c) EXERCISE OF OPTIONS FOLLOWING TERMINATION OF STATUS AS AN EMPLOYEE. Following termination of employment as an Employee, an Optionee may exercise an Option to the extent that he or she was entitled to exercise the Option at the date of such termination as provided in SECTION 8(a) and (b) as follows:

              (i) Except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code), within thirty (30) days following the date of termination of employment, except that the Board may extend the period for such exercise up to a period not exceeding three (3) months following the date of termination;

              (ii) If an Optionee dies while an Employee, the period of time within which the Board may permit exercise of Options after the date of death may be up to one (1) year, and such Options may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of an Optionee; and

              (iii) If an Optionee becomes disabled while an Employee, the period of time within which the Board may permit exercise of Options after the date of termination as an Employee of the Company may be up to one (1) year.

    Options which are not vested as provided in SECTION 8(a) and (b) or which are vested but not exercised as required by SECTION 8(c) shall terminate.

         (d) SPECIAL LIMITATION ON EXERCISE. Notwithstanding SECTIONS 8(A) and (B), in no event shall an Option be exercisable if such Option, together with all other incentive stock options under this or any other incentive stock option plan which are exercisable for the first time during any calendar year, are for the purchase of Common Stock with an aggregate fair market value (determined as of the date of grant of each such option) in excess of $100,000.

         (e) PROCEDURE FOR EXERCISE; RIGHTS AS STOCKHOLDER. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. An Option may not be exercised for a fraction of a share of Common Stock.

    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares of Common Stock, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Common Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in SECTION 10.

    Exercise of an Option shall result in a decrease in the number of shares of Common Stock which thereafter may be available, both for purposes of the Plan and for purchase under the Option, by the number of shares of Common Stock as to which the Option is exercised.

    9. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock affected without receipt of consideration by the Company; PROVIDED, that conversion of any convertible securities of the Company shall not be deemed to have been "affected without receipt of consideration." Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    In the event of (i) the dissolution or liquidation of the Company, (ii) the sale of substantially all of the assets of the Company or of IMPCO, or (iii) the merger, consolidation or other reorganization of the Company with or into another corporation, the Options will terminate unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board or may give all or certain Optionees the right to exercise their Options as to all or any part of the shares of Common Stock which are subject to such Options, including shares of Common Stock as to which Options would not otherwise be exercisable.

    In the event of a "change of control" of the Company, the Board may, in the exercise of its sole discretion, give all or certain Optionees the right to exercise their Options as to all or any part of the shares of Common Stock which are subject to such Options, including shares of Common Stock as to which Options would not otherwise be exercisable. For purposes of this paragraph, "change of control" shall mean (i) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, any person or group becomes a beneficial owner, directly or indirectly, of the Company's securities representing 50% or more of the total voting power of the Company's then outstanding securities, (ii) the stockholders of the Company approve the dissolution or liquidation of the Company, (iii) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, whether into one or more entities, as a result of which less than 50% of the total voting power of securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company, or (iv) the stockholders or directors of the Company or IMPCO approve, respectively, the sale of seventy-five percent (75%) or more of the Company's or IMPCO's business and/or assets.

    No Option granted pursuant to this Plan shall be adjusted by the Board pursuant to this SECTION 10 in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of
Section 422 of the Code.

    The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

    11. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

    12.  AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding shares of the Common Stock, no such revision or amendment shall:

              (i) Increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under SECTION 10 of the Plan;

              (ii) materially change the designation of the class of employees eligible to be granted Options;

              (iii) remove the administration of the Plan from the Board; or

              (iv) materially increase the benefits accruing to participants under the Plan.

         (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options granted prior to such amendment or termination and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

    13. CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    14. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

    Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

    15. OPTION AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16. STOCKHOLDER APPROVAL. Effectiveness of the Plan shall be subject to approval within twelve (12) months following the Board of Directors' adoption of this Plan by the holders of the Company's outstanding Common Stock.



Adopted by the Executive Committee on May 22, 1997.

Approved by the stockholders on _______________, 1997.

                                AIRSENSORS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Peter B. Bensinger, Dale L. Rasmussen and Robert M. Stemmler and each of them, as proxies, with power of substitution, to vote for and on behalf of the undersigned all of the shares of Common Stock of AirSensors, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 13, 1997, and at any adjournment thereof, as follows:









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

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD. MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR THE MATTERS DESIGNATED ON THIS PROXY CARD; IF NO SPECIFICATION IS MADE, A VOTE FOR ALL OF SAID NOMINEES AND FOR ALL SUCH MATTERS WILL BE ENTERED.


                                                              Please mark
                                                             your votes as   /X/
                                                              indicated in
                                                              this example

                            FOR All Nominees listed      WITHHOLD AUTHORITY to
                            (except as indicated to      vote for all Nominees
                            the contrary)                as indicated
(1) ELECTION OF DIRECTORS:            / /                         / /

INSTRUCTION--TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PRINT THAT NOMINEE'S NAME IN THE FOLLOWING SPACE:



-------------------------------------------------------------------------------
        Peter B. Bensinger    Rawley F. Taplett     Douglas W. Toms


                                                      FOR    AGAINST    ABSTAIN

(2) FOR APPROVAL OF THE 1997 INCENTIVE STOCK
    OPTION PLAN                                       / /      / /        / /

(3) FOR RATIFICATION OF THE APPOINTMENT OF
    ERNST & YOUNG LLP AS THE COMPANY'S
    INDEPENDENT AUDITORS                              / /      / /       / /

(4) IN THEIR DIRECTION, THE HOLDERS OF THIS
    PROXY ARE AUTHORIZED TO VOTE UPON SUCH
    OTHER BUSINESS AS MAY PROPERLY COME BEFORE
    THE MEETING.


                    I plan to attend the meeting.      / /

The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.


Signature(s)                                            Dated            , 1997
             ----------------------------------------         -----------

Please sign exactly as name appears on this proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.



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